Exhibit 99.2

Hoth Therapeutics Announces Private Placement of Equity Priced At-The-Market Under Nasdaq Rules

Definitive Agreement for $5.0 Million in Gross Proceeds

NEW YORK, NY January 5, 2021 /PRNewswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a biopharmaceutical company, today announced that it has entered into a definitive securities purchase agreement in connection with a private placement to institutional investors.  Upon the closing of the financing, the Company expects to receive gross proceeds of approximately $5.0 million, not including any proceeds that may be received upon exercise of warrants. The closing of the financing is subject to customary closing conditions.

The Benchmark Company, LLC is acting as the exclusive placement agent for the financing.

Under the securities purchase agreement, the investors have agreed to purchase 2,475,248 million shares of the Company's Common Stock ("Common Stock") and accompanying warrants to purchase up to an aggregate of approximately 1,237,624 million shares of Common Stock, at a purchase price of $2.02 per share and accompanying warrant to purchase 0.5 of a share of Common Stock, which is at-the-market under Nasdaq rules. The warrants will be exercisable for a period of five years following the date of issuance and will have an exercise price of $2.25 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events.  The closing is expected to occur on January 7, 2021, subject to customary closing conditions.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. Hoth's pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. Hoth has also recently entered into two different agreements to further the development of two different therapeutic prospects to prevent or treat COVID-19. To learn more, please visit www.hoththerapeutics.com .

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth's current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions. These statements concern Hoth's business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain; the timing and costs of clinical trials, the timing and costs of other expenses; market acceptance of our products; the ultimate impact of the current Coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole; our intellectual property; our reliance on third party organizations; our competitive position; our industry environment; our anticipated financial and operating results, including anticipated sources of revenues; our assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches; management's expectation with respect to future acquisitions; statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and our cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place reliance on these forward-looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled "Risk Factors" in Hoth's most recent Annual Report on Form 10-K and Hoth's other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Hoth's current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact:
LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791